EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Achari Ventures Holdings Corp. I (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2023, as filed with the Securities and Exchange Commission (the “Report”), I, Mitchell Hara, Chief Financial Officer and Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 29, 2023

/s/ Mitchell Hara
Mitchell Hara
Chief Financial Officer and Chief Operating Officer
(Principal Financial and Accounting Officer)